EXHIBIT 11
                    BellSouth Corporation
              Computation of Earnings Per Share

                 For the Three Month
                    Periods Ended
                      March 31,
                   1998       1997
Basic Earnings Per Common Share:

Net Income      $   892    $   693
                =======    =======
Weighted
average shares
Outstanding         991        992
                =======    =======
Earnings Per
Common Share    $   .90    $   .70
                =======    =======
                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month
                    Periods Ended
                      March 31,
                   1998       1997
Diluted Earnings Per Common Share:

Net Income      $   892    $   693
                =======    =======

Weighted
average shares
Outstanding         991        992

Incremental
shares from
Assumed
exercise of
stock options
and payment of
performance
share awards          6          2
                 -------    -------
Total Shares        997        994
                 =======    =======
Earnings Per
Common Share    $   .89    $   .70
                 =======    =======